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                                                                   EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-81269 of Lason, Inc. on Form S-8 of our report dated October 9, 1998 (September 13, 1999 as to note 30) appearing in this current report on form 8-K, as amended, of Lason Inc. dated September 13, 1999.


/s/Deloitte & Touche
DELOITTE & TOUCHE
Chartered Accountants
London, England
September 13, 1999